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   HUMANA INC. 1997 MANAGEMENT INCENTIVE PLAN
                 FOR EMPLOYEES






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         Effective as of January 1, 1997

                TABLE OF CONTENTS

Section                                       Page


1.        Purpose. . . . . . . . . . . . . . . . 1

2.        Definitions. . . . . . . . . . . . . . 1

3.        Administration . . . . . . . . . . . . 3
  3.1     The Committee. . . . . . . . . . . . . 3
  3.2     Authority of the Committee . . . . . . 3
  3.3     Decisions Binding. . . . . . . . . . . 3
  3.4     Compliance; Bifurcation of Plan. . . . 4

4.        Eligibility. . . . . . . . . . . . . . 4

5.        Performance Objectives . . . . . . . . 4
  5.1     Quality Objectives . . . . . . . . . . 4
  5.2     Growth Objectives. . . . . . . . . . . 5
  5.3     Profit Objectives. . . . . . . . . . . 5
  5.4     Rolling Weighted Average . . . . . . . 5

6.        Awards . . . . . . . . . . . . . . . . 5

7.        Payment of Awards. . . . . . . . . . . 6
  7.1     Form of Payment. . . . . . . . . . . . 6
  7.2     Payment of Award . . . . . . . . . . . 6
  7.3     Withholding for Taxes. . . . . . . . . 6

8.        Restricted Stock . . . . . . . . . . . 6
  8.1     Restricted Stock Distribution. . . . . 6
  8.2     Vesting. . . . . . . . . . . . . . . . 7

9.        Termination of Employment During
           Any Performance Period . . . . . . .  7
  9.1     Termination for Reasons Other
           Than Death or Disability . . . . . .  7
  9.2     Death or Disability During
           Performance Period . . . . . . . . .  7

10.       Change in Control. . . . . . . . . . . 7
  10.1    Nonforfeitability. . . . . . . . . . . 7
  10.2    Calculation of Awards. . . . . . . . . 7
  10.3    Payment of Awards. . . . . . . . . . . 7

11.       Amendments, Modification and
           Termination of the Plan . . . . . . . 7

                       -i-

                TABLE OF CONTENTS

Section                                       Page


12.       Governing Law. . . . . . . . . . . . . 8

13.       Gender and Number. . . . . . . . . . . 8

14.       Severability . . . . . . . . . . . . . 8

15.       Non-Transferability. . . . . . . . . . 8

16.       No Granting of Employment Rights . . . 8

17.       Indemnification. . . . . . . . . . . . 8

18.       Successors . . . . . . . . . . . . . . 9

























                       -ii-


    HUMANA INC. 1997 MANAGEMENT INCENTIVE PLAN
                 FOR EMPLOYEES

          1.  Purpose.  The purpose of the Humana Inc. 1997
Management Incentive Plan for Employees (the "Plan") is to advance the interests of the Company by encouraging and rewarding teamwork, providing management with a strong incentive to increase value, creating a sense of ownership among the Company's management, and recognizing the interdependency of short-term and long-term goals.

          2. Definitions. As used in this Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

               (a) "Award" shall mean, individually or collectively, a payment under the Plan of Restricted Stock or cash.

               (b) "Board" shall mean the Board of Directors of the Company.

               (c) A "Change in Control" shall have the same meaning as that term has in the Stock Incentive Plan.

               (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any referenced section thereof shall include any successor provision thereto.

               (e) "Committee" shall mean the Compensation Committee of the Board.

               (f)  "Company" shall mean Humana Inc.

               (g) "Disabled" shall have the same meaning as the term "Disability" has in the Stock Incentive Plan.

               (h)  "Effective Date" shall mean January 1, 1997.

               (i) "Employee" shall mean an individual who is a full-time employee of the Company or a Subsidiary.

               (j)  "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended from time to time, and any referenced section thereof, or rule or regulation promulgated thereunder, and shall include any successor provision thereto.

               (k) "Fair Market Value" shall have the same meaning as that term has in the Stock Incentive Plan.

               (l) "Growth Objectives" shall mean the objectives established by the Committee in accordance with Section 5.2.

               (m) "Incentive Base" shall mean the Participant's base salary received during the Performance Period.

               (n) "Maximum Award" shall mean the maximum Award for which a Participant is eligible in accordance with Section 6.

               (o) "Maximum Growth Benchmark" shall mean the maximum Growth Objective established by the Committee in accordance with Section 5.2.

               (p) "Maximum Profit Benchmark" shall mean the maximum Profit Objective established by the Committee in accordance with
Section 5.3.

               (q) "Minimum Growth Benchmark" shall mean the minimum Growth Objective established by the Committee in accordance with Section 5.2.

               (r) "Minimum Profit Benchmark" shall mean the minimum Profit Objective established by the Committee in accordance with
Section 5.3.

               (s) "Participant" shall mean any Employee selected by the Committee as eligible to receive an Award under the Plan.

               (t) "Performance Period" shall mean the 12 month period beginning January 1 and ending December 31.

               (u) "Plan" shall mean this Humana Inc. 1997 Management Incentive Plan for Employees as the same may be amended from time to time.

               (v) "Profit Objectives" shall mean the objectives established by the Committee in accordance with Section 5.3.

               (w) "Quality Objectives" shall mean objectives established by the Committee in accordance with Section 5.1.

               (x) "Restricted Stock" shall mean Shares issued in accordance with the Plan, but pursuant to the Stock Incentive Plan.

               (y) "Shares" shall have the same meaning as that term has in the Stock Incentive Plan.

               (z) "Stock Incentive Plan" means the Humana Inc. 1996 Stock Incentive Plan for Employees.

               (aa) "Subsidiary" shall mean any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned, directly or indirectly, by the Company.

               (bb) "Target Growth Benchmark" shall mean the target Growth Objective established by the Committee in accordance with
Section 5.2.

               (cc) "Target Profit Benchmark" shall mean the target Profit Objective established by the Committee in accordance with
Section 5.3.

          3.  Administration.

            3.1 The Committee. The Plan shall be administered by the Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall be composed solely of two or more directors who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act.

            3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

               (a)  select Participants to whom Awards may be granted;

               (b) determine the size, types and frequency of Awards granted under the Plan;
               (c) determine the terms and conditions of Awards, including any restrictions or conditions to the Awards, which need not be identical;

               (d) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

               (e) establish, amend and rescind rules and regulations for the Plan's administration; and

               (f) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority as identified hereunder.

            3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

            3.4 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act so that the Participants will be entitled to the benefit of Rule 16b-3, or any other rule or regulation promulgated under the Exchange Act. Accordingly, if any aspect of the administration of the Plan, or the operation of any provision of the Plan, would conflict with this intent, such administration or provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its operation and administration in accordance with such intent. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

          4. Eligibility. The Committee shall annually select those who, in the sole discretion of the Committee, shall be eligible to participate in the Plan. Those Employees will be officers (other than executive officers who are participants in the Humana Inc. 1997 Management
Incentive Plan for Executive Management), field executives and other key employees and associates. Annually, those eligible Employees will be advised that they are Participants in the Plan for a Performance Period.

          5.  Performance Objectives.   Annually, the Committee
shall establish in writing the Quality Objectives, Growth Objectives and Profit Objectives and the relative weightings of each for the Performance Period.

            5.1 Quality Objectives. Quality Objectives established for each market area must be met before any Awards can be earned based on Growth Objectives and Profit Objectives by non-corporate health plan personnel in the respective market. The Quality
Objectives may include, but are not limited to, the following:

               (a) Achieving initial accreditation from the National Committee on Quality Assurance (NCQA), Joint Commission on Accreditation of Health Care Organizations (JCAHO) or others, as applicable;

               (b) Findings of Health Care Financing Administration ("HCFA") surveys;

               (c) Remaining in good standing with the applicable state Department of Insurance;

               (d)  Maintaining re-accreditation, as necessary, and

               (e) Demonstrating improvement in Healthplan Employer Data and Information Set ("HEDIS") measures.

If the applicable market Quality Objectives are not met, then no Awards will be made to Participants in the respective market based on the Growth Objectives and Profit Objectives for that market.

            5.2 Growth Objectives. For each individual health plan and for the Company as a whole, the Committee shall establish a Minimum Growth Benchmark, Target Growth Benchmark and a Maximum Growth
Benchmark for that Performance Period based on membership enrollment or premium revenue for any relevant Performance Period.

            5.3 Profit Objectives. For each individual health plan and for the Company as a whole, the Committee shall establish a Minimum Profit Benchmark, Target Profit Benchmark and a Maximum Profit
Benchmark for any relevant Performance Period based on consolidated net income or earnings per share for that Performance Period.

            5.4  Rolling Weighted Average.

               (a) For the Performance Period beginning January 1, 1997, the Award shall be based only on the results for that Performance Period.

               (b) For the Performance Period beginning January 1, 1998, the award shall be based one-third on the results achieved for the 1997 Performance Period and two-thirds on the results achieved for the 1998 Performance Period.

               (c) For Performance Periods beginning on or after January 1, 1999, the Award shall be based one-sixth on the results achieved for the Performance Period occurring two years prior to the current Performance Period, two-sixths on the results achieved for the Performance Period one year prior to the current Performance Period, and three-sixths on the results achieved for the current Performance Period.

               (d) To the extent that, in any single year, the growth or profit results exceeded a Benchmark ("Excess") with the result that the Excess was not taken into account in calculating a Participant's' Award, the Committee may apply the Excess to the prior Performance Period's or subsequent Performance Period's results in calculating the Participant's Award for the then current Performance Period.

          6. Awards. Awards will be determined as soon as reasonably practicable after the close of each Performance Period. The Committee shall annually establish, at the time it establishes the Growth Objectives and Profit Objectives, the percentage of the Maximum Award which will be based upon the achievement of the Growth Objectives, the percentage of the Maximum Award which will be based upon achievement of the Profit
Objective and the percentage of the Maximum Award which will be discretionary. The Committee shall annually establish, in the case of Participants who are non-corporate health plan personnel, in determining whether Growth Objectives and Profit Objectives have been met, the percentage which will be based upon achievement for the Participant's health plan market and the percentage which will be based upon achievement for the Company as a whole.

          7.  Payment of Awards.

            7.1 Form of Payment. Subject to the discretion of the Committee, Awards shall be paid as follows:

               (a) For any portion of an Award calculated based on results at or below the combination of the Target Growth Benchmark and the Target Profit Benchmark, the Award will be distributed solely in cash in a single sum; and

               (b) For the Performance Period beginning January 1, 1997, at the discretion of the Committee, the portion of an Award based upon results in Excess of the combination of the Target Growth Benchmark and the Target Profit Benchmark will be paid (i) in Shares of Restricted Stock having a Fair Market Value on the date of issuance of up to 25% of the Award (up to 50% for Performance Periods beginning on or after January 1, 1998), and (ii) the remainder in a single sum in cash.

The number of shares of Restricted Stock granted, which may consist in whole or in part of authorized and unissued Shares or treasury Shares, will be the whole number of Shares which can be purchased for the dollar amount computed above. Notwithstanding the foregoing, if there are an insufficient number of Shares authorized under the Stock Incentive Plan to issue the number of shares of Restricted Stock to which a Participant is entitled, any amount not paid in shares of Restricted Stock shall be paid in cash.

            7.2 Payment of Award. The Award shall be paid to each Participant as soon as reasonably practicable following the end of the Performance Period, but no later than March 15 of each year following the Performance Period to which the Award relates.

            7.3 Withholding for Taxes. The Company shall have the right to deduct from all cash Awards any taxes required to be withheld as a result thereof, whether federal, state or local. If the Company has a withholding obligation upon the issuance or vesting of Shares under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares, or delivering to the Company Shares, having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 7.3 or impose such other restrictions or limitations on such elections as may be necessary to ensure that such elections will be exempt transactions under Section 16(b) of the Exchange Act. Notwithstanding anything in this Section 7.3 to the contrary, the Participant shall be obligated to make arrangements with the Company to enable the Company to satisfy its withholding obligation with respect to the issuance of Shares.

          8.  Restricted Stock.

            8.1 Restricted Stock Distribution. The Restricted Stock shall be issued in accordance with the terms of the Stock Incentive Plan.

            8.2 Vesting. One-half of the Restricted Stock will become fully vested on the first anniversary of the date of its issuance. The remainder of the Restricted Stock will become vested on the second anniversary of the date of its issuance. Notwithstanding the foregoing, if a Participant dies or becomes Disabled while owning Restricted Stock, the Restricted Stock shall immediately become fully vested.

          9.  Termination of Employment During Any Performance Period.

            9.1  Termination for Reasons Other Than Death or
Disability. If the Participant's employment by the Company or a Subsidiary terminates for any reason (other than death or Disability) during any Performance Period, such Participant shall not be entitled to any Award for that Performance Period.

            9.2 Death or Disability During Performance Period. If a Participant dies or becomes Disabled during any Performance Period, the amount of the Award shall be calculated in the same manner as described in Section 10.2. Such Award shall be nonforfeitable and shall be distributed in the same manner as described in Section 10.3.

          10. Change in Control. If there is a Change in Control while the Plan remains in effect, then the following shall apply:

            10.1 Nonforfeitability. Each Participant's Restricted Stock shall become fully vested and nonforfeitable and the Participant's accrued Award, calculated in accordance with Section 10.2 below shall automatically become nonforfeitable on the date of such Change in Control.

            10.2 Calculation of Awards. The Committee, as soon as reasonably practicable after the date of such Change in Control, shall determine each Participant's Award accrued through the end of the calendar month which immediately precedes the date of such Change in Control.
The Award shall be in an amount which is equal to the greater of (a) the Maximum Award available multiplied by a percentage equal to the percentage of the Maximum Award that would have been earned assuming that the rate at which the Growth Objectives and Profit Objectives have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period or (b) the Maximum
Award available multiplied by the percentage of the Performance Period completed at the time of the Change in Control.

            10.3  Payment of Awards.  Each Participant's accrued
Award (determined as provided in Section 10.2) shall be paid in a single sum in cash and Shares (in the percentages provided in Section 7.1(b)) as soon as reasonably practicable after the date of the Committee's determination of the Award.

          11.  Amendments, Modification and Termination of the
Plan. The Board may terminate the Plan, in whole or in part, may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect, supply an omission or reconcile any inconsistency in the Plan. Notwithstanding the foregoing, no amendment shall be made without stockholder approval if: (a) such approval is necessary to satisfy any applicable (i) provision of the Code or the Exchange Act or any regulation promulgated thereunder, (ii) requirement of any national securities exchange or system on which the Shares are then listed or reported, or (iii) any other regulatory law or regulation, and
(b) the Board determines that it is appropriate to seek stockholder approval.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Participant with respect to a current Performance Period without the written consent of such Participant.

          12. Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall, to the extent not preempted by federal law, be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

          13. Gender and Number. Unless otherwise indicated by the context, reference to the masculine gender shall include the feminine gender and vice-versa, the plural shall include the singular and the singular shall include the plural.

          14. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          15.  Non-Transferability.  A Participant's rights under this
Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment may be transferred pursuant to the laws of descent and distribution.

          16.  No Granting of Employment Rights.  Neither the
Plan, nor any action taken under the Plan, shall be construed as giving any Employee the right to become a Participant, nor shall the fact that an Employee is a Participant be construed as giving such Employee any right with respect to continuance of employment by the Company. The
Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without cause, except as may otherwise be provided by any written agreement between the Company and the Participant.

          17. Indemnification. No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

          18.  Successors.    All obligations of the Company under the
Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.